LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of September 30, 2023 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Inventories 14. Related party transactions and balances 15. Other receivables 16. Right of use of assets and lease liabilities 17. Trade accounts receivable 18. Investments 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Cash and cash equivalents 25. Financial instruments 26. Non-cash transactions 27. Segment information 28. Compromises 29. Ferrosur Roca S.A. concession and related rail services 30. Argentine economic context 31. Officially stamped books 32. Subsequent events Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

		Nine months		Three months	
	Notes	09.30.2023	09.30.2022	09.30.2023	09.30.2022
Net revenues	4	210,558,818	220,153,705	74,181,990	80,877,530
Cost of sales	5	(158,442,305)	(160,348,773)	(56,931,042)	(63,655,641)
Gross profit		**52,116,513**	**59,804,932**	**17,250,948**	**17,221,889**
Selling and administrative expenses	6	(18,726,895)	(18,914,863)	(6,157,444)	(6,270,364)
Other gains and losses	7	650,462	(259,116)	261,795	(294,475)
Tax on bank accounts debits and credits	8	(2,344,965)	(2,181,982)	(794,580)	(787,457)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(28,743,237)	(8,966,266)	(16,538,306)	(2,109,965)
Gain on net monetary position		54,913,695	15,496,844	28,990,930	8,784,756
Financial income	9	3,616,811	2,922,263	178,296	225,536
Financial expenses	9	(35,488,629)	(45,999,171)	(14,211,564)	(43,300,007)
Profit before tax		**25,993,755**	**1,902,641**	**8,980,075**	**(26,530,087)**
INCOME TAX EXPENSE					
Current	10	(2,508,946)	(7,175,610)	1,774,924	(637,097)
Deferred	10	(3,999,546)	(6,195,638)	(3,254,499)	(2,001,251)
NET PROFIT FOR THE PERIOD		**19,485,263**	**(11,468,607)**	**7,500,500**	**(29,168,435)**
Net profit for the period attributable to:					
Owners of the Company		19,626,621	(10,899,920)	7,398,493	(28,936,293)
Non-controlling interests		(141,358)	(568,687)	102,007	(232,142)
NET PROFIT FOR THE PERIOD		**19,485,263**	**(11,468,607)**	**7,500,500**	**(29,168,435)**
Earnings per share (basic and diluted) in Argentine pesos	11	33.6374	(18.6130)	12.6818	(49.4299)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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Notes 09.30.2023 12.31.2022 ASSETS Non-current assets Property, plant and equipment 12 307,508,108 311,778,311 Right of use of assets 16 1,780,814 2,134,178 Intangible assets 984,657 954,570 Investments 18 20,790 20,790 Goodwill 207,372 207,372 Inventories 13 13,816,771 12,961,237 Other receivables 15 2,203,159 2,277,583 Total non-current assets 326,521,671 330,334,041 Current assets Inventories 13 44,403,468 41,450,899 Other receivables 15 9,916,584 11,884,402 Trade accounts receivable 17 18,980,858 18,533,802 Investments 18 9,152,142 8,626,413 Cash and banks 11,757,029 1,350,150 Total current assets 94,210,081 81,845,666 Total assets 420,731,752 412,179,707 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

Notes 09.30.2023 12.31.2022 SHAREHOLDERS’ EQUITY AND LIABILITIES Capital stock and other capital related accounts 19 79,420,866 77,077,122 Reserves 107,892,862 154,136,457 Retained earnings 17,389,483 3,938,437 Equity attributable to the owners of the Company 204,703,211 235,152,016 Non-controlling interests 254,426 395,784 Total shareholders’ equity 204,957,637 235,547,800 LIABILITIES Non-current liabilities Borrowings 20 44,188,524 20,070,673 Provisions 22 2,736,327 2,655,488 Salaries and social security payables 224,691 191,988 Lease liabilities 16 1,292,877 1,591,149 Other liabilities 189,412 333,675 Deferred tax liabilities 10 70,978,708 66,979,162 Total non-current liabilities 119,610,539 91,822,135 Current liabilities Borrowings 20 51,866,608 22,124,497 Accounts payable 21 29,441,254 35,956,482 Advances from customers 2,754,543 3,578,088 Salaries and social security payables 6,568,029 9,032,829 Tax liabilities 23 4,485,243 5,921,998 Lease liabilities 16 543,557 573,545 Other liabilities 504,342 7,622,333 Total current liabilities 96,163,576 84,809,772 Total liabilities 215,774,115 176,631,907 Total shareholders’ equity and liabilities 420,731,752 412,179,707 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 3

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2023

(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2023	**58,359**	**1,244**	**28,044,367**	**597,790**	**41,721,869**	**10,103,752**	**28,104**	**9,361,838**	**(13,072,556)**	**232,355**	**5,740,352**	**44,808**	**148,351,297**	**3,938,437**	**235,152,016**	**395,784**	**235,547,800**
Share-based payment plans (Note 14)										106,606					106,606		106,606
Granting of share-based plans	9	(9)	4,198	(4,198)	70,959	(70,959)	68,079		43,457	(111,536)					-		-
Resolved by Ordinary and Extraordinary General Shareholders' Meeting dated April 25, 2023:																	
- Optional reserve													3,938,437	(3,938,437)	-		-
- Capital reduction	(20)	(1,235)	(9,179)	(593,592)	(155,142)	(10,032,793)			13,029,099					(2,237,138)	-		-
Resolved by Board of Directors Meeting dated May 2, 2023:																	
Dividends paid													(31,711,484)		(31,711,484)		(31,711,484)
Resolved by Board of Directors Meeting dated June 23, 2023:																	
Divendends paid													(18,470,548)		(18,470,548)		(18,470,548)
Net income for the period														19,626,621	19,626,621	(141,358)	19,485,263
Balances as of September 30, 2023	**58,348**	**-**	**28,039,386**	**-**	**41,637,686**	**-**	**96,183**	**9,361,838**	**-**	**227,425**	**5,740,352**	**44,808**	**102,107,702**	**17,389,483**	**204,703,211**	**254,426**	**204,957,637**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2022
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2022	**58,743**	**860**	**28,230,254**	**411,902**	**44,843,633**	**6,981,988**	**-**	**9,361,838**	**(9,446,925)**	**157,778**	**5,740,352**	**44,808**	**173,829,384**	**26,061,685**	**286,276,300**	**663,533**	**286,939,833**
Acquisition of treasury stock (Note 19)	(208)	208	(99,652)	99,652	(1,689,149)	1,689,149			(2,076,558)						(2,076,558)		(2,076,558)
Share-based payment plans (Note 14)										116,384					116,384		116,384
Granting of share-based plans	5	(5)	2,411	(2,411)	40,892	(40,892)	28,105		25,992	(54,097)					-		-
Resolved by Board of Directors meeting dated April 14, 2022																	
Dividends paid													(16,556,979)		(16,556,979)		(16,556,979)
Resolved by Ordinary General Shareholders' Meeting dated April 27, 2022																	
Optional reserve													26,061,685	(26,061,685)	-		-
Resolved by Board of Directors meeting dated July 1, 2022																	
Dividends paid													(27,872,512)		(27,872,512)		(27,872,512)
Net income for the period														(10,899,920)	(10,899,920)	(568,687)	(11,468,607)
Balances as of September 30, 2022	**58,540**	**1,063**	**28,133,013**	**509,143**	**43,195,376**	**8,630,245**	**28,105**	**9,361,838**	**(11,497,491)**	**220,065**	**5,740,352**	**44,808**	**155,461,578**	**(10,899,920)**	**228,986,715**	**94,846**	**229,081,561**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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09.30.2023 09.30.2022 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 19,485,263 (11,468,607) Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 6,508,492 13,371,248 Depreciation and amortization 16,630,779 20,664,885 Provisions 2,751,492 1,964,835 Exchange rate differences 21,123,388 5,877,850 Interest expense / gain 30,925,167 5,895,065 Share-based payments 106,606 116,384 Income (loss) on disposal of property, plant and equipment (409,604) (16,575) Recovery / Loss for derecognition of property plant and equipment (205,031) 283,586 Loss from operations with securities 729,497 35,827,401 Loss for derecognition of property plant and equipment - 12,297 Gain on net monetary position (54,913,695) (15,496,844) Changes in operating assets and liabilities Inventories (4,394,209) (3,337,104) Other receivables 351,755 (4,018,433) Trade accounts receivable (14,346,203) (10,944,876) Advances from customers 252,637 416,063 Accounts payable 13,722,065 8,568,927 Salaries and social security payables 2,297,760 2,791,782 Provisions (459,379) (550,984) Tax liabilities 3,140,640 8,456,042 Other liabilities 1,187,173 (45,069) Income tax paid (6,101,744) (17,510,868) Net cash generated by operating activities 38,382,849 40,857,005 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from the operation of Yguazu Cementos S.A. 423,707 188,989 Proceeds from disposal of property, plant and equipment 700,233 57,068 Payments to acquire property, plant and equipment (11,950,032) (9,057,426) Payments to acquire intangible (295,455) (69,784) Proceeds from sales investments - 5,707,210 Contributions to F.F.F.S.F.I. (309,809) (346,852) Net cash used in investing activities (11,431,356) (3,520,795) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 36,835,411 103,722,132 Proceeds from negotiables obligations 90,091,322 - Interest paid (25,298,690) (5,577,582) Dividends paid (56,646,546) (44,298,427) Lease liabilities (470,675) (295,622) Repayment of borrowings (50,030,878) (50,971,019) Loss from operations with securities (729,497) (35,827,401) Purchase of treasury shares - (2,076,557) Net cash used in financing activities (6,249,553) (35,324,476) Net increase (decrease) in cash and cash equivalents 20,701,940 2,011,734 Cash and cash equivalents at the beginning of the period (Note 24) 9,976,563 13,081,443 Effect of restating in constant currency of cash and cash equivalents (11,510,110) (7,084,287) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 1,740,778 247,774 Cash and cash equivalents at the end of the period (Note 24) 20,909,171 8,256,664 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Boulevard Cecilia Grierson 355, 4th Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 99, beginning January 1, 2023. Principal business of the Company: The Company and its subsidiaries, mentioned below, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the above concession would end in March 2023. However, on December 22, 2022, the Ministry of Transport published Resolution No. 960/2022 in the Official Gazette, provisionally extending for 18 months the concessions of FerroExpreso Pampeano S.A., Nuevo Central Argentino S.A. and Ferrosur Roca S.A. as from the expiration date of their respective concessions; therefore, the concession of Ferrosur Roca S.A. will end in September 2024. For this reason, the Group has assessed potential business scenarios based on its intention to continue delivering services as a rail network operator, as described in Note 29. The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. Capital structure: The Ordinary and Extraordinary General Shareholders' Meeting, held on April 25, 2023, approved, among other issues, the voluntary reduction of the Company's capital stock for a total of 12,543,339 ordinary shares, which includes 12,352,329 shares in portfolio. and 191,010 unnamed shares. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

Considering the aforementioned, as of September 30, 2023, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote.

2. BASIS OF PREPARATION

2.1. Basis of preparation

The accompanying consolidated condensed interim statement of financial position as of September 30, 2023, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the nine month period ended September 30, 2023 and the notes to the consolidated condensed interim financial statements (hereinafter, the "interim financial statements") are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard ("IAS") 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission ["*Comisión Nacional de Valores*" (CNV)].

Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards ("IFRS") for annual financial statements are included herein, hence, these interim financial statements shall be read in conjunction with the Group's consolidated financial statements for the fiscal year ended December 31, 2022 issued on March 8, 2023. In the opinion of the Group's Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented.

The financial information as of December 31, 2022 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2022, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2022.

The results of operations for the nine-month periods ended September 30, 2023 do not necessarily reflect the results for the full years. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading.

These consolidated condensed interim financial statements were approved for issue by the Board of Directors on November 8, 2023, the date when the interim financial statements were available for issuance.

2.2. Basis of consolidation

These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company's audited consolidated financial statements for the year ended December 31, 2022, issued on March 8, 2023.
The consolidated information disclosed in these condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			09.30.2023	12.31.2022	09.30.2022
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100.00	100.00	100.00
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80.00	80.00	80.00
Recycomb S.A.U.	Waste recycling	Argentina	100.00	100.00	100.00

(1) Directly controlled by Cofesur S.A.U.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests. 09.30.2023 12.31.2022 Current assets 6,089,818 4,327,152 Non-current assets 3,885,829 5,228,725 Current liabilities 5,366,926 6,707,563 Non-current liabilities 1,416,719 869,499 Equity attributable to the owners of the company 2,553,602 1,583,052 Non-controlling interests 638,401 395,763 09.30.2023 12.31.2022 Nine-month period Sales revenues 16,479,977 17,904,839 Financial results, net (6,745) 463,302 Depreciations (1,327,871) (4,211,870) Income tax (329,591) 523,512 Loss for the period (1,644,942) (2,843,429) 09.30.2023 12.31.2022 Nine-month period Net cash (used in) operating activities (2,050,055) (389,522) Net cash generated by/(used in) investing activities 2,760,632 (1,226,514) Net cash (used in)/generated by financing activities (630,122) 1,754,801 Financial and holding results used in cash (124,409) (78,106) 2.3. Accounting policies These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2022, except for the adoption of new standards and interpretations effective as of January 1, 2023, if any. 2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of September 30, 2023, as described in Note 2.2 to the Group's annual consolidated financial statements as of December 31, 2022. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 9

- New standars New standards and interpretations issued during the nine-month period ended September 30, 2023 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.2 to the consolidated financial statements as of December 31, 2022. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2022. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase. 4. REVENUES 09.30.2023 12.31.2022 Nine-month period Sales of goods 304,165,927 304,921,490 Domestic market 304,069,095 304,847,340 External customers 96,832 74,150 Services rendered 7,636,489 9,404,172 (-) Bonus / Discounts (101,243,598) (94,171,957) Total 210,558,818 220,153,705 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

5. COST OF SALES 09.30.2023 09.30.2022 Nine-month period Inventories at the beginning of the year 54,412,136 46,621,440 Finished products 3,415,771 2,355,193 Products in progress 9,763,753 7,936,029 Raw materials, materials, fuel and spare parts 41,232,612 36,330,218 Purchases and production expenses for the period 162,250,408 163,797,657 Inventories at the end of the period (58,220,239) (50,070,324) Finished products (2,316,070) (2,283,783) Products in progress (8,193,359) (7,509,308) Raw materials, materials, fuel and spare parts (47,710,810) (40,277,233) Cost of sales 158,442,305 160,348,773 The detail of production expenses is as follows: 09.30.2023 09.30.2022 Nine-month period Fees and service fees 2,794,747 3,042,420 Salaries, wages and social security contributions 23,691,493 23,490,146 Transport and travelling expenses 1,297,482 1,111,192 Data processing 79,821 91,145 Taxes, contributions and commissions 2,762,815 2,939,949 Depreciation and amortizations 15,428,133 19,398,612 Preservation and maintenance costs 14,940,667 13,746,071 Communications 125,372 151,155 Leases 285,703 258,345 Employee benefits 738,546 622,950 Water, natural gas and energy services 51,831 37,382 Freight 16,373,640 17,494,192 Fuel 25,697,801 25,186,500 Insurance 623,519 550,927 Packaging 5,183,235 5,599,537 Electrical power 12,340,090 14,782,637 Contractors 11,612,175 10,882,515 Canon (concession fee) 116,148 122,378 Security 654,888 749,508 Others 1,917,124 2,178,237 Total 136,715,230 142,435,798 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

6. SELLING AND ADMINISTRATIVE EXPENSES 09.30.2023 09.30.2022 Nine-month period Managers and directors compensation and fees 1,368,270 1,489,008 Fees and compensation for services 1,525,345 1,312,048 Salaries, wages and social security contributions 4,753,984 4,618,764 Transport and travelling expenses 234,712 230,894 Data processing 602,833 509,127 Advertising expenses 1,059,859 736,678 Taxes, contributions and commissions 4,191,768 4,661,799 Depreciation and amortizations 971,541 1,188,072 Preservation and maintenance costs 64,554 29,860 Communications 107,843 149,770 Leases 50,900 81,395 Employee benefits 244,661 121,642 Water, natural gas and energy services 9,092 8,205 Freight 2,179,803 2,781,411 Insurance 836,217 571,708 Allowance for doubtful accounts 52,585 45,593 Security 46,358 43,398 Others 426,570 335,491 Total 18,726,895 18,914,863 7. OTHER GAIN AND LOSSES 09.30.2023 09.30.2022 Nine-month period Gain on disposal of property, plant and equipment 409,604 16,575 Donations (127,553) (124,240) Technical assistance services provided 5,402 9,753 Gain on tax credit acquired 44,381 182,304 Contingencies (450,278) (652,727) Leases 230,591 208,844 ADSs program 573,333 - Miscellaneous (35,018) 100,375 Total 650,462 (259,116) 8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

9. FINANCIAL RESULTS, NET 09.30.2023 09.30.2022 Nine-month period Exchange rate differences Foreign exchange gains 3,059,352 953,050 Foreign exchange losses (31,802,589) (9,919,316) Total (28,743,237) (8,966,266) Financial income Interest from short-term investments 3,204,046 2,837,790 Unwinding of discounts on provisions and liabilities 412,765 84,473 Total 3,616,811 2,922,263 Financial expenses Interest on borrowings and other financial costs (30,746,435) (7,225,267) Loss from operations with securities (729,497) (35,827,401) Interest on leases (178,732) (70,579) Tax interest (397,795) (263,833) Unwinding of discounts on receivables (979,446) (1,241,841) Others (2,456,724) (1,370,250) Total (35,488,629) (45,999,171) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at year- end. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the nine-month periods ended September 30, 2023 and 2022 and that which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

09.30.2023 09.30.2022 Total profit before income tax expense 25,993,755 1,902,641 Statutory income tax rate 35% 35 % Income tax at statutory rate (9,097,814) (665,924) Adjustments for calculation of the effective income tax: Recover of tax loss carryforwards 985,764 - Allowance for tax loss carryforwards - (11,288,765) Impairment of tax losses recognized in subsidiaries - (96,009) Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes 1,649,275 (1,266,838) Change in tax rate (6,627) 2,736 Other non-taxable income or non-deductible expense, net (39,090) (56,448) Total income tax expense (6,508,492) (13,371,248) INCOME TAX Current (2,508,946) (7,175,610) Deferred (3,999,546) (6,195,638) Total (6,508,492) (13,371,248) Likewise, the breakdown of deferred income as of September 30, 2023 and December 31, 2022 is as follows: 09.30.2023 12.31.2022 Deferred tax assets Loss carryforward from subsidiary 4,269,947 9,889,270 Leases 19,467 10,679 Provisions 685,470 599,454 Accounts payable 326,525 135,135 Salaries and social security payables 120,250 116,557 Other liabilities 198,543 279,354 Trade accounts receivable 4,238 3,259 Others 103 2,666 Allowance for tax loss carryforwards (4,246,363) (9,121,778) Total deferred tax assets 1,378,180 1,914,596 Deferred tax liabilities Cash and banks (5,889) - Investments (5,495) (13,179) Property, plant and equipment (62,876,872) (60,214,869) Inventories (8,416,435) (6,354,827) Other receivables (271,700) (51,479) Taxes payable (adjustment to reflect inflation for tax purposes) (648,758) (2,201,199) Borrowings (131,739) (58,205) Total deferred tax liabilities (72,356,888) (68,893,758) Total net deferred tax liabilities (70,978,708) (66,979,162) 11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

Nine months Three months 09.30.2023 09.30.2022 09.30.2023 09.30.2022 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 19,626,621 (10,899,920) 7,398,493 (28,936,293) Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,476 585,607 583,396 585,401 Basic and diluted earnings per share (in pesos) 33.6374 (18.6130) 12.6818 (49.4299) 12. PROPERTY, PLANT AND EQUIPMENTS 09.30.2023 12.31.2022 Cost 780,239,248 769,693,703 Accumulated depreciation (472,731,140) (457,915,392) Total 307,508,108 311,778,311 Land 4,051,239 4,051,239 Plant and buildings 50,315,250 51,660,979 Machinery, equipment and spare parts 220,803,011 228,088,378 Transport and load vehicles 4,774,939 4,679,856 Furniture and fixtures 319,603 374,546 Quarries 21,069,739 19,211,662 Tools 342,759 354,321 Construction in progress 5,831,568 3,357,330 Total 307,508,108 311,778,311 13. INVENTORIES 09.30.2023 12.31.2022 Non-current Spare parts 14,135,240 13,579,792 Allowance for obsolete inventories (318,469) (618,555) Total 13,816,771 12,961,237 09.30.2023 12.31.2022 Current Finished products 2,316,070 3,415,771 Production in progress 8,193,359 9,763,753 Raw materials, materials and spare parts 27,588,288 21,821,982 Fuels 6,305,751 6,449,393 Total 44,403,468 41,450,899 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

LOMA NEGRA
una empresa InterCement

14. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of September 30, 2023 and December 31, 2022 are as follows:

	09.30.2023	12.31.2022
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(58,841)	(61,122)
InterCement Trading e Inversiones S.A.		
Other receivables	734,370	852,418
Accounts payable	(324,415)	(336,985)
Intercement Participações S.A.		
Other receivables	828,052	773,758
Accounts payable	(896,874)	(1,504,655)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	-	173,049

Summary of balances as of September 30, 2023 and December 31, 2022 is as follows:

	09.30.2023	12.31.2022
Other receivables	1,562,422	1,799,225
Accounts payable	(1,280,130)	(1,902,762)

The transactions between the Group and related parties for the periods ended September 30, 2023 and 2022 are detailed as follows:

	09.30.2023	09.30.2022
InterCement Participações S.A. – Sales of services	72,714	-
InterCement Participações S.A. – Services received	(1,784,589)	(1,140,119)
InterCement Trading e Inversiones Argentina S.L. – dividend payment	(26,165,395)	(23,090,072)

On May 2, 2023, the Board of Directors of the Company resolved to partially cancel the optional reserve for future dividends in the amount of $31,711,484 (amount restated at the closing date of the period) and distribute as dividends in kind through the delivery of LEDE National Treasury Bill in pesos at a discount maturing on June 6, 2023 (the "Letters"), for a total of 25,590,778,098 Letters ("Total Amount of Letters"), with a ratio of 43.858641084 Letters for each share of $0.10 outstanding face value of the Company. The dividend was made available as of May 5, 2023.

On June 23, 2023, the Company's Board of Directors resolved to partially cancel the optional reserve for future dividends in the amount of $18,470,548 (amount restated at the closing date of the period) and declare a dividend equivalent to $23.47968399176 per outstanding share. It was communicated as a general principle that the shareholders would receive them in Pesos and they were guaranteed the option to receive the payment of their proportion of the dividend in the equivalent in United States Dollars, converting the original dividend into pesos at the exchange rate "Type of Reference Exchange of the Central Bank of the Argentine Republic – Com. "A" 3500" corresponding to the close of the business day immediately prior to the day of availability; and, in such case, grant shareholders the option of receiving the payment of the dividend in United States Dollars through Caja de Valores S.A., in their local bank account or in a bank account abroad. The dividend was made available as of July 4, 2023.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
16

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 1,062,489 and 1,147,048 for the nine-month periods ended September 30, 2023 and 2022, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 300,084 and 133,380 during the nine-month periods ended September 30, 2023 and 2022, respectively. Finally, 17,473 and 10,069 American Depositary Receipts (“ADRs”) were distributed during the periods ended September 30, 2023 and 2022, respectively within the framework of the aforementioned incentive programs. The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties. The outstanding amounts as of September 30, 2023 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances. 15. OTHER RECEIVABLES 09.30.2023 12.31.2022 Non-current Advances to suppliers 1,447,750 1,371,872 Tax credits 12,824 37,664 Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.) 201,100 620,748 Prepaid expenses 742,585 812,726 Guarantee deposits - 55,321 Subtotal 2,404,259 2,898,331 Allowance for doubtful receivables (201,100) (620,748) Total 2,203,159 2,277,583 09.30.2023 12.31.2022 Current Income tax credits 2,761,104 5,832,318 Turnover tax credits 364,709 531,845 Credit for sale of interest in Yguazu Cementos S.A. 349,650 897,309 Related parties’ receivables (Note 14) 1,562,422 1,799,225 Prepaid expenses 2,709,409 1,269,457 Guarantee deposits 28,087 1,739 Reimbursements receivable 11,249 4,098 Advances to suppliers 1,355,624 989,149 Salaries advances and loans to employees 123,440 64,642 Receivables from sales of property, plant and equipment 400,536 467,153 Miscellaneous 250,354 27,467 Total 9,916,584 11,884,402 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

16. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of September 30, 2023 and December 31, 2022 is as follows: 09.30.2023 12.31.2022 Lease liabilities: At the beginning of the period / year 2,164,694 1,245,439 Additions 46,372 1,409,113 Interest accrued in the period / year 178,732 188,733 Foreign exchange gain 1,288,175 607,131 Gain on net monetary position (1,370,864) (710,358) Payments (470,675) (575,364) At the end of the period / year 1,836,434 2,164,694 09.30.2023 12.31.2022 Right of use assets: At the beginning of the period / year 2,134,178 1,226,273 Additions 46,372 1,409,113 Depreciations (399,736) (501,208) At the end of the period / year 1,780,814 2,134,178 17. TRADE ACCOUNTS RECEIVABLE 09.30.2023 12.31.2022 Accounts receivable 18,968,532 18,539,349 Accounts receivable in litigation 823,051 838,901 Notes receivable 5,322 10,960 Foreign customers 20,869 11,660 Subtotal 19,817,774 19,400,870 Allowance for doubtful accounts (836,916) (867,068) Total 18,980,858 18,533,802 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18

18. INVESTMENTS 09.30.2023 12.31.2022 Non-current Investments in other companies - Cementos del Plata S.A. 20,790 20,790 Total 20,790 20,790 09.30.2023 12.31.2022 Current Short-term investments - Public securities in dollars 9,122,052 - - Mutual funds in pesos 9,000 1,349,121 - Short-term investments in foreign currency 21,090 7,277,292 Total 9,152,142 8,626,413 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 19

19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTRS 09.30.2023 12.31.2022 Capital 58,348 59,603 Adjustment to capital 28,039,386 28,642,157 Cost of treasury stock - (13,072,556) Share-based payment plans 227,425 232,355 Treasury stocks trading premium 96,183 28,104 Share premium 41,637,686 51,825,621 Merger premium 9,361,838 9,361,838 Total 79,420,866 77,077,122 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 596,026 Acquisition of treasury stock During the previous year and the present period, taking into account the context and financial position of the Group, the Company carried out various plans for the acquisition of treasury stock. The purpose of the repurchase plan is to efficiently dispose of a portion of the Company’s liquidity, which may result in a greater return of value to the shareholders considering the current attractive value of the share. Pursuant to the provisions of article 64 of the Capital Markets Law, the treasury shares in the portfolio may not exceed, as a whole, the limit of 10% of the share capital. Acquisitions were carried out in accordance with the market opportunities, dates, prices and quantities established by the Company’s Management. Until the date of issuance of these financial statements, the Company acquired 12,352,329 treasury stocks for a total amount of 13,029,099 and 27,542 ADRs for a total value of 69,449. On the other hand, within the framework of incentive programs for senior staff, 17,473 and 10,069 ADRs were distributed in the months of January 2023 and 2022, respectively. On April 25, 2023, the Ordinary and Extraordinary General Shareholders' Meeting achieved the voluntary reduction of the Company's capital stock for a total of 12,543,339 ordinary shares, which included 12,352,329 treasury shares and 191,010 shares. unnamed. As of September 30, 2023, the Group does not have its own shares in its portfolio. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1. Composition of borrowings

	Ref.	09.30.2023 Company	Interest rate	Maturity date	Amount	12.31.2022 Amount
Borrowings in foreign currency – USD						
Industrial and Commercial Bank of China (Dubai)		Loma Negra C.I.A.S.A.	Libor 3 meses + 7,5%	Nov-23	344,789	1,401,527
Industrial and Commercial Bank of China (Dubai)	(1)	Loma Negra C.I.A.S.A.	Libor 3 meses + 8%	Jul-24	16,898,062	20,550,893
Banco Patagonia		Ferrosur Roca S.A.	28.00%	Nov-23	5,890	-
Banco Patagonia		Ferrosur Roca S.A.	17.00%	Dec-23	10,342	-
Banco Patagonia		Ferrosur Roca S.A.	17.00%	Jun-24	15,517	-
Banco Patagonia		Ferrosur Roca S.A.	18.00%	Jul-24	36,579	-
Banco Patagonia		Ferrosur Roca S.A.	36.00%	May-23	-	4,233
Banco Patagonia		Ferrosur Roca S.A.	15.00%	May-23	-	43,489
Banco Patagonia		Ferrosur Roca S.A.	19.00%	Mar-23	-	5,790
Banco Patagonia		Ferrosur Roca S.A.	37.00%	Feb-23	-	3,925
Banco Patagonia		Ferrosur Roca S.A.	15.00%	Feb-23	-	10,045
Banco Patagonia		Ferrosur Roca S.A.	13.50%	Feb-23	-	87,405
Total borrowings in foreign currency					**17,311,179**	**22,107,307**

	Ref.	09.30.2023 Company	Interest rate	Maturity date	Amount	12.31.2022 Amount
Borrowings in local currency						
Overdrafts		Ferrosur Roca S.A.	113.45%	Oct-23	1,864,094	2,520,589
Overdrafts		Recycomb S.A.U.	115.00%	Oct-23	1,172	-
Overdrafts		Loma Negra C.I.A.S.A.	103.61%	Oct-23	170,072	1,957,569
Stock market promissory note		Loma Negra C.I.A.S.A.	111.71%	Oct-23	3,395,372	-
Overdrafts		Loma Negra C.I.A.S.A.	52.00%	ene-23	-	6,135,464
Overdrafts		Loma Negra C.I.A.S.A.	69.00%	ene-23	-	4,113,540
Stock surety		Loma Negra C.I.A.S.A.	64.99%	Jan-23	-	5,360,701
Total borrowings in local currency					**5,430,710**	**20,087,863**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Ref.	09.30.2023 Company	09.30.2023 Interest rate	09.30.2023 Maturity date	09.30.2023 Amount	12.31.2022 Amount
Negotiables obligations in foreign currency - USD						
Serie – Class 2	(2)	Loma Negra C.I.A.S.A.	6.50%	dic-25	25,439,829	-
Serie – Class 3	(2)	Loma Negra C.I.A.S.A.	7.49%	Mar-26	19,192,247	-
Total Negotiables obligations in foreign currency - USD					**44,632,076**	**-**

	Ref.	09.30.2023 Sociedad	09.30.2023 Tasa	09.30.2023 Último vencimiento	09.30.2023 Importe	12.31.2022 Importe
Negotiables obligations in local currency						
Serie – Class 1	(3)	Loma Negra C.I.A.S.A.	BADLAR+2%	Aug-24	28,681,167	-
Total Negotiables obligations in local currency					**28,681,167**	**-**
Total de préstamos					**96,055,132**	**42,195,170**

(1) On October 4, 2023, the Group prepaid the balance owed on the loan with the Industrial and Commercial Bank of China for a total amount of US$ 48,208 thousand, including interest.

(2) On June 21, 2023 and September 11, 2023, the Company issued its Class 2 and 3 Corporate Bonds in dollars for a total amount of US$71,723 thousand and US$55,000, with an interest rate of 6.5 % and 7.49%, and maturing on December 21, 2025 and March 11, 2026, respectively. These issues of negotiable obligations in US dollars have been carried out within the scope of the local public offering, without intervention of the single and free exchange market ("MULC"). The negotiable obligations have been valued at their amortized cost in foreign currency, converting the resulting amounts into local currency at the official selling exchange rate in force at the end of the reporting period.

.

(3) On February 22, 2023, the Company issued its Class 1 Negotiable Obligations, for a total amount of $25,636.3 million, with an interest rate of BADLAR + 2% and a maturity of 18 months.

	09.30.2023	12.31.2022
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	94,121,538	39,519,694
Recycomb S.A.U.	1,172	-
Ferrosur Roca S.A.	1,932,422	2,675,476
Total	**96,055,132**	**42,195,170**

20.2. Movements of borrowings

The movements of borrowings for the nine-month period ended September 30, 2023 are as disclosed below::

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

Balances as of January 1, 2023 42,195,170 New borrowings 36,835,411 New negotiable obligations 90,091,322 Interest accrued and others financial cost 30,746,435 Gain on net monetary position 21,575,990 Effect of exchange rate differences (50,059,628) Interest payments (25,298,690) Principal payments (50,030,878) Balances as of September 30, 2023 96,055,132 As of September 30, 2023, the long-term borrowings have the following maturity schedule:: Fiscal year 2025 25,024,900 2026 19,163,624 Total 44,188,524 21. ACCOUNTS PAYABLE 09.30.2023 12.31.2022 Suppliers 19,773,079 25,444,506 Related parties (Note 14) 1,280,130 1,902,762 Accounts payable for investments in property, plant and equipment and intangible assets 1,063,033 1,733,253 Expenses accrual 7,325,012 6,875,961 Total 29,441,254 35,956,482 22. PROVISIONS 09.30.2023 12.31.2022 Labor and social security 851,136 901,864 Environmental restoration 1,441,082 1,447,978 Civil and others 444,109 305,646 Total 2,736,327 2,655,488 Changes in the provisions were as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 23

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

LOMA NEGRA
una empresa InterCement

	Trabajo y seguridad social	Medioambiente	Civiles y otros	Total
Balances as of January 1, 2022	420,921	1,327,726	496,419	2,245,066
Increases / (Recoveries)	1,053,903	1,271,268	356,827	2,681,998
Gain on net monetary position	(380,143)	(810,996)	(261,315)	(1,452,454)
Uses (*)	(192,817)	(340,020)	(286,285)	(819,122)
Balances as of January 1, 2023	901,864	1,447,978	305,646	2,655,488
Increases / (Recoveries)	693,161	1,038,949	515,064	2,247,174
Gain on net monetary position	(605,531)	(942,911)	(158,514)	(1,706,956)
Uses (*)	(138,358)	(102,934)	(218,087)	(459,379)
Balances as of September 30, 2023	**851,136**	**1,441,082**	**444,109**	**2,736,327**

(*) Includes the application of provisions to their specific purposes..

23. TAX LIABILITIES

	09.30.2023	12.31.2022
Income tax	258,122	392,261
Value added tax	2,863,290	4,258,800
Turnover tax	836,119	662,473
Other taxes, withholdings and perceptions	527,712	608,464
Total	**4,485,243**	**5,921,998**

24. CASH AND CASH EQUIVALENTS

For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition). Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows:

	09.30.2023	12.31.2022
Cash and banks	11,757,029	1,350,150
Short-term investments (Note 18)	9,152,142	8,626,413
Cash and cash equivalents	20,909,171	9,976,563

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
24

25. FINANCIAL INSTRUMENTS 25.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 09.30.2023 12.31.2022 Debt (i) 96,055,132 42,195,170 Cash and cash equivalents 20,909,171 9,976,563 Net debt 75,145,961 32,218,607 Equity (ii) 204,957,637 235,547,800 Net debt to equity ratio 0.37 0.14 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 25.2. Categories of financial instruments 09.30.2023 12.31.2022 Financial assets At amortized cost: Cash and banks 11,757,029 1,350,150 Investments 9,143,142 7,277,292 Accounts receivable and other receivables 21,582,261 21,786,076 At fair value through profit and loss: Investments 9,000 1,349,121 Financial liabilities Amortized cost 139,304,538 103,419,169 25.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2022 issued on March 8, 2023. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 25

25.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2022. From December 31, 2022 through September 30, 2023, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the nine-month period ended September 30, 2023. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of September 30, 2023 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. The Group’s Management considers that the liquidity risk exposure is low since the Group has been generating cash flows from its operating activities, supported on profits, and has access to loans and financial resources, as explained in Note 20. 25.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 09.30.2023 12.31.2022 Liabilities United States Dollars 69,492,749 27,501,036 Euro 798,522 758,708 Real 176 173 Assets United States Dollars 21,537,179 10,932,501 Euro 4,091 92,918 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and euro. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of September 30, 2023. The sensitivity rate is that used when reporting to the top executive level and represents the management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis only includes outstanding foreign-currency monetary items and adjusts traslation of such items on the end of the period tems considering a reasonably possible 25% increase in the exchange rate. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 26

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Effect of	
	US dollars	Euro
Loss for the period	11,988,893	198,608
Decrease in of shareholder's Equity	11,988,893	198,608

Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of September 30, 2023, in the case of the use of financial instruments for the cancellation of the aforementioned operations, it would result in an exchange variation of approximately 134%.

26. NON-CASH TRANSACTIONS

Below is a detail of the transactions that did not involve cash flow movements during the nine-month periods ended September 30, 2023 and 2022, respectively:

	09.30.2023	09.30.2022
- Right of use of assets	46,372	66,281
- Acquisitions of property, plant and equipment financed with trade payables	1,238,015	463,998
- Share-based payment plans - benefit plan	63,149	116,384

27. SEGMENT INFORMATION

The Group has adopted IFRS 8 – "Operating Segments", that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2.

For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows:

i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business in Argentina, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
27

ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination. iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates. iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service. v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. 09.30.2023 09.30.2022 Sales revenue Cement, masonry cement and lime 133,033,028 65,759,701 Concrete 14,967,280 6,126,992 Railroad 11,933,556 5,993,910 Aggregates 4,690,335 1,786,661 Others 831,193 475,640 Inter-segment eliminations (13,337,607) (5,832,427) Subtotal 152,117,785 74,310,477 Reconciliation - Effect from restatement in constant currency 58,441,033 145,843,228 Total 210,558,818 220,153,705 09.30.2023 09.30.2022 Cost of sales Cement, masonry cement and lime 79,349,810 39,746,919 Concrete 14,101,338 5,859,436 Railroad 10,933,868 5,739,003 Aggregates 4,129,338 1,548,904 Others 573,336 286,610 Inter-segment eliminations (13,337,607) (5,832,427) Subtotal 95,750,083 47,348,445 Reconciliation - Effect from restatement in constant currency 62,692,222 113,000,328 Total 158,442,305 160,348,773 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

09.30.2023 09.30.2022 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 10,249,437 5,350,744 Concrete 593,559 248,539 Railroad 599,848 334,671 Aggregates 46,620 24,323 Others 267,222 140,195 Subtotal 11,756,686 6,098,472 Reconciliation - Effect from restatement in constant currency 6,319,747 13,075,507 Total 18,076,433 19,173,979 09.30.2023 09.30.2022 Depreciation and amortization Cement, masonry cement and lime 2,187,476 1,644,575 Concrete 71,018 45,036 Railroad 379,929 433,620 Aggregates 132,470 25,463 Others 3,820 3,739 Subtotal 2,774,713 2,152,433 Reconciliation - Effect from restatement in constant currency 13,856,066 18,512,452 Total 16,630,779 20,664,885 09.30.2023 09.30.2022 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 43,433,781 20,662,038 Concrete 272,383 19,017 Railroad 399,840 (79,764) Aggregates 514,377 213,434 Others (9,365) 48,835 Subtotal 44,611,016 20,863,560 Reconciliation - Effect from restatement in constant currency (10,570,936) 19,767,393 Total 34,040,080 40,630,953 Reconciling items: Tax on bank accounts debits and credits (2,344,965) (2,181,982) Financial results, net (5,701,360) (36,546,330) Income tax (6,508,492) (13,371,248) Net profit for the year 19,485,263 (11,468,607) LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29

In relation to the segregation of the results by geographic segment, the Group carries out 99.9% of its activities and operations in Argentina. No customer has contributed 10% or more of the Group´s revenue for the nine-month periods ended September 30, 2023 and 2022, respectively. 28. COMMITMENTS The Group’s commitments are described in Note 35 to the annual consolidated financial statements for the fiscal year ended December 31, 2022. 29. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. The term of the concession is 30 years, which expires in March 2023, and originally provides for an extension of 10 additional years. Ferrosur Roca S.A. has requested the above-mentioned extension in due time on March 8, 2018, and in line with the bidding terms and conditions and the concession agreement; request that was reiterated on March 1, 2019. On November 7, 2018, Decree No. 1027/2018, which regulated Law No. 27,132, was published in the Official Gazette. The relevant subjects were: readjustment of existing concession contracts with the possibility of extending them for a term not greater than 10 years, full implementation of open access system on the day following expiration of the last concession contract (of the six private concessions existing at present), including extensions, with the possibility of initiating this modality in the branches that allow it when the planned investments are made; revision of technical standards; revision of the sanction regime, and creation of the registry of operators. On March 29, 2021, through Resolution No. 219/2021, the National Commission for Transport Regulation (“CNRT”) approved the Rules and Regulations of the National Registry of Railway Operators and granted such capacity to Ferrosur Roca S.A. and the other railway concessionaires and, through Resolution No. 211 of the Ministry of Transport, published in the Official Gazette on June 28, 2021, rejected the request for an extension of the concession contracts duly submitted by all the private railway concessionaires. Therefore, the railway concession operated by the Company expired at the end of its original term, that is, on March 10, 2023. The purpose of the National State is that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

Based on it, the Group understands that, at the end of its concession, it will continue to provide the cargo transport rail services it currently provides but as a cargo operator under the terms set forth in Resolution No. 211, Law No. 27,132, and Decree No. 1027 dated November 7, 2018. To this end, the Group will have to readjust various operational issues once it hands over control of the railway infrastructure linked to its current concession to the National State. The Group's Management understands that the intention of the National State is to prioritize the continuity of the current operators for each of the existing services and businesses, thus guaranteeing the best use of the experience they have acquired. On June 9, 2022, the Ministry of Transportation published in the Official Gazette the Resolution 353/2022 in which it grants a 18-month extension in the concession granted to the concessionaire FerroExpreso Pampeano S.A. ending on June 30, 2023 and establishes the canon or toll to be paid by railway operators that circulate along the Bahía Blanca – Rosario branch. Subsequently, on July 20, 2022, the National and International Comprehensive Projects Competition No. 1/2022 was published in the Official Gazette of the Nation, by Belgrano Cargas y Logística in order to award the railway operation of the Bahía branch Blanca – Rosario, which administers the aforementioned concession. The act of opening the envelopes was held on October 31, 2022, resulting in said tender being void. Subsequently, on December 22, 2022, the Ministry of Transportation published Resolution 960/2022 in the Official Gazette, by which the concessions of FerroExpreso Pampeano S.A., Nuevo Central Argentino S.A. were extended for 18 months. and Ferrosur Roca S.A. from the expiration of their respective concessions, therefore the concession of Ferrosur Roca S.A. It will end in September 2024. Resolution 960/2022 establishes that during the extended period the benefits will be made precariously and may be revoked at any time without generating a subjective right, right in expectation or any invocable precedent in favor of the operators or recognition of any amount. for possible revocation in advance of the established term. Without prejudice to the previously mentioned context and taking into account the provisions of Resolution 960/2022, the Group has assessed the possible business scenarios, considering that its intention is to continue providing services as operator of the railway network. In these scenarios, the National State, responsible for managing the train traffic control systems and maintaining the railway infrastructure, would charge the Group a fee for the use of the railway infrastructure, which would replace direct maintenance expenses currently paid by the concessionaires plus the related tolls; no significant changes are expected in the rest of matters and activities compared to the current business model of Ferrosur Roca S.A. In addition, the Group´s assessment of the new business model has included estimation of the term for the provision of rail services, the routes and businesses that would be assigned, the future demand for rail freight services, and the allocation of fixed and variables costs in the new cost structure of Ferrosur Roca S.A., among other issues. Finally, the Group has reassessed all accounting estimates associated with the end of the current concession, including delivery and control of the railway infrastructure and associated contracts in order to conclude the concession scheme as well as adjustment of its operating model to the new scheme as a rail operator. No significant impact is expected to date. The Group will continue to monitor the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. 30. THE ARGENTINE ECONOMIC CONTEXT Economic activity in 2022 closed the year with growth of around 5.2% per year, driven by consumption, the recovery of the sectors affected by the pandemic and an industry that finally did not stop due to the lack of fuel. The fiscal deficit LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31 for the 2022 financial year ended at 2.4% of the Gross Domestic Product (“GDP”) favored by the higher withholdings on exports for the “soybean dollar”, achieving the goal established by the IMF. The Argentine economy grew 1.3% year-on-year in the first quarter, after an expansion of 1.9% in the previous quarter. The slowdown was due to the drop in fixed investment and exports, due to macroeconomic imbalances such as interest rate hikes and import restrictions. Regarding the second quarter, the economy continued to weaken, GDP fell 2.8% compared to the first quarter of 2023 and 4.9% compared to the same quarter of 2022. In addition, the monthly inflation index continued to increase, with three increases additional rates by the Central Bank (with the 28-day Leliq standing at 97%), the continued devaluation of the Argentine peso and the fall in BCRA reserves due mainly to the prolonged drought that reduced agricultural exports and the interventions in the foreign exchange market. In the third quarter, after the PASO elections, the BCRA depreciated the Argentine peso by 22% against the US dollar and increased the interest rate by 21 basis points, reaching a nominal rate of 118%. The government announced that it will maintain this new parity (350 ARS/USD) until November 15, 2023. This measure produced an acceleration in inflation, ending with monthly double digits in August and September. The economy would contract by 3.5% in 2023 and rising inflation, fiscal restraint and the adoption of stricter capital controls could affect consumption during 2023, while low levels of confidence and restrictions on imports will continue stopping investment. The drought and the anticipation of exports in 2022 due to exchange rate incentives led to a decline in exports in 2023. A gradual rebound is expected for 2024 as macroeconomic vulnerabilities reduce and exports recover. The national consumer price index published by INDEC accumulated 103.2% in the first nine months of 2023, and said indicator for the same period in 2022 was 66.1%. 31. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. 32. SUBSEQUENT EVENTS The Group has considered events after September 30, 2023 to assess the need for potential recognition or disclosure in these condensed interim consolidated financial statements. These events were evaluated until November 8, 2023, the date on which these condensed consolidated interim financial statements were available for issuance. 32.1. Loan prepayment On October 4, 2023, Loma Negra prepaid the balance owed on the loan with the Industrial and Commercial Bank of China for a total amount of US$48,208 thousand, including interest. 32.2. Lawsuits brought against the Group and others in the United States On October 11, 2023, Loma Negra signed a proposed class action settlement regarding the shareholder class action lawsuit (Class Action) in the lawsuit "Dan Kohl v. Loma Negra CIASA, et al. - Index No. 653114 /2018 (District Court for the Southern District of New York)". The Class Action Lawsuit was filed against Loma Negra, its directors and LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32 members of its management at the time of the Initial Public Offering, Loma Negra Holding GmbH and Bradesco Securities Inc, Citigroup Global Markets Inc, HSBC Securities (USA) Inc, Itaú BBA USA Securities Inc , Merrill Lynch Pierce Fenner & Smith Inc and Morgan Stanley & Co. LLC, alleging violations of the securities law of the United States of America (Securities Act of 1933). The Settlement is subject to approval by the New York State Court, which may take several months. All material payment obligations under said Agreement are covered by the insurance policies contracted. The Settlement does not contain any admission or acknowledgment of liability for wrongful conduct by Loma Negra or other defendants in the Class Action and provides for the release of all claims. 32.3. Issuance of simple negotiable obligations not convertible into shares On November 2, 2023, the Company issued its Class 4 Corporate Bonds in dollars for a total amount of US$10,000 thousand, with an interest rate of 6% and maturing on May 2, 2026. Said bond issue negotiable in US dollars has been carried out within the scope of the local public offer, without intervention of the single market and free of exchanges. . LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2023 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33